UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2008

ISCO INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-22302	36-3688459
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Cambridge Drive
Elk Grove Village, IL	60007
(Address of principal executive offices)	(Zip Code)

(847) 391-9400
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

As previously reported to the Securities and Exchange Commission (“SEC”) on a Current Report on Form 8-K, on August 18, 2008, ISCO International, Inc. (the “Company”) entered into a financing agreement with Alexander Finance, L.P. and Manchester Securities Corporation (together, the “Lenders”), pursuant to which the Lenders provided the Company with a $3,000,000 line of credit.  Also on the same date, and in connection with the financing agreement, the Company entered into a Registration Rights Agreement with the Lenders (the “Original Registration Rights Agreement”), pursuant to which the Company agreed to register for resale at least 15,000,000 shares of its common stock, representing the potential number of shares of its common stock issuable upon conversion of the maximum principal amount due on the notes issued in connection with the financing agreement, at the initial conversion price of $0.20 per share.

On November 12, 2008, the Company entered into the First Amendment to the Registration Rights Agreement with the Lenders (the “Amended Registration Rights Agreement”), which amends the Original Registration Rights Agreement.  The purpose of the amendment was to extend the dates by which the registration statement must be filed with the SEC and by which the registration statement must be declared effective by the SEC.   Under the Amended Registration Rights Agreement, the Company is required to file the registration statement by June 1, 2009 and the registration statement must be declared effective by the SEC by September 1, 2009, if the registration statement is not reviewed by the SEC, or by November 1, 2009 if the registration statement is reviewed by the SEC, or the Company will be obligated to make certain delay payments.  Also under the Amended Registration Rights Agreement, at any time after March 31, 2009, either Lender may demand by written notice (a “Demand Notice”), that the Company prepare and file such registration statement not later than the date that is 30 days following the date of the Demand Notice (the “Demand Date”). Thereafter, the Company is required to use its best efforts to have the registration statement declared effective as soon as possible, but not later than 60 days from the Demand Date.  The description of the Amended Registration Rights Agreement is qualified in its entirety by reference to the full text of the Amended Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)           On November 12, 2008, during a preliminary review by the NYSE Alternext US (the “Exchange”) of the Company’s earnings release for the third quarter of 2008, the Company notified the Exchange that it no longer satisfies one of the Exchange’s standards for the continued listing of its common stock, as set forth in Part 10 of the Exchange’s Company Guide (the “Company Guide”).  Specifically, the Company informed the Exchange that it does not satisfy Section 1003(a)(iii) of the Company Guide because its stockholders’ equity is less than $6,000,000 and the Company has sustained losses from continuing operations and/or net losses in the five most recent fiscal years.  As of the date of this filing, the Company has not received a formal notice from the Exchange but it is evaluating its options and how it will respond to such a notice.

Item 9.01                      Financial Statements and Exhibits.

d)	Exhibits

Exhibit No.	Exhibit

10.1	First Amendment to Registration Rights Agreement by and among ISCO International, Inc., Alexander Finance, L.P. and Manchester Securities Corp. dated as of November 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISCO INTERNATIONAL, INC.

By:	/s/ Gary Berger
Name: Gary Berger
Title: Chief Financial Officer
Date: November 14, 2008